EXHIBIT 16.1
April 15, 2009
Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549-7561
Dear Sirs/Madams:
We have read TD Bank 401(k) Retirement Plan’s statements included under Item 4.01 of its Form 8-K filed on April 15, 2009 and we agree with such statements concerning our firm.
/s/  MHM Mahoney Cohen CPAs
(The New York Practice of Mayer Hoffman McCann P.C.)